UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2013

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2013, Cognizant Technology Solutions Corporation (the “Company”) filed a Certificate of Elimination with the Secretary of State of the State of Delaware which, effective upon filing, eliminated from the Company’s Restated Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to the Company’s Series A Junior Participating Preferred Stock (the “Series A Junior Participating Preferred Stock”). No shares of the Series A Junior Participating Preferred Stock were issued and outstanding at the time of the filing of the Certificate of Elimination. A copy of the Certificate of Elimination is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

On September 16, 2013, the Company filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to reflect the elimination of the Series A Junior Participating Preferred Stock and to otherwise restate and integrate the Company’s former Restated Certificate of Incorporation as previously amended and supplemented. The new Restated Certificate of Incorporation is attached hereto as Exhibit 3.2 and is incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Elimination of the Series A Junior Participating Preferred Stock

3.2	Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/S/ STEVEN SCHWARTZ
Name:	Steven Schwartz
Title:	Senior Vice President, General Counsel and Secretary

Date: September 17, 2013